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                                                                    EXHIBIT 10.6

                                 PROMISSORY NOTE


$8,500,000                                                  September 3, 1998

                  FOR VALUE RECEIVED, ET SUB-MERIDIAN LIMITED PARTNERSHIP, L.L.P., a Virginia limited partnership ("Maker"), promises to pay to the order of Meridian Healthcare, Inc. ("Holder") at 148 West State Street, Kennett Square, Pennsylvania 19348 or at such other place as Holder of this Note may from time to time designate, the principal amount of EIGHT MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($8,500,000), together with interest on the unpaid principal amount hereof from the date hereof until paid in full, payable in the manner and at the times as hereinafter provided.

         1. Payment of Interest; Principal and Maturity Date. This Note shall bear interest on the unpaid principal amount hereof at a rate per annum (computed on the basis of a 360 day year and of the actual number of days elapsed) as follows (the "Applicable Interest Rate"):

                                    (i) for the period commencing on the date hereof and ending on September 3, 1999, a rate per annum equal to eight percent (8%);

                                    (ii) for the period commencing on September
                                    1, 1999 and ending on September 3, 2000, a rate per annum equal to nine percent (9%); and

                                    (iii) from and after September 3, 2000, a rate per annum equal to ten percent (10%).

From and after the date hereof, through and including the day on which this Note is paid in full, Maker shall pay to Holder monthly in arrears commencing on the first day of October, 1998 and on the first day of each and every month thereafter (such date in any particular month being referred to as the "Due Date"), payments of interest only in the amount of interest accrued for the preceding month on the unpaid principal amount at the Applicable Interest Rate. Maker shall repay the outstanding principal balance of this Note as follows: (i) on September 3, 1999, Maker shall pay to Holder the sum of Three Million Five Hundred Thousand Dollars ($3,500,000) as a prepayment of the outstanding principal balance hereof and (ii) the entire unpaid principal balance of this Note, together with all accrued and unpaid interest shall be due and payable in full on September 3, 2003 (the "Maturity Date"). All payments hereunder shall be made in lawful money of the United States of America, without offset.

         2. Prepayment. The unpaid principal amount of this Note may be prepaid in whole or in part on any Due Date, without premium or penalty. Principal paid or prepaid shall not be advanced again by Holder to Maker. No prepayment shall entitle any person to be subrogated to the rights of Holder unless and until this Note has been paid in full.

         3. Default. The failure to pay the principal, any interest or any other sum payable hereunder (whether upon the Maturity Date hereof, upon any interest payment date, upon acceleration or otherwise) within five (5) days after written notice from Holder of failure to pay any such sum when due shall constitute an event of default ("Event of Default") hereunder.

Upon the occurrence of any such Event of Default hereunder, at the option of Holder, the entire principal amount hereof, and all accrued and unpaid interest thereon, shall be accelerated and shall be immediately due and payable without demand or notice, interest shall be due on such overdue amounts (including overdue interest) from its due date to the date on which it is paid at a rate equal to the Applicable Interest Rate plus two percent (2%) (the "Default Rate"), and in addition thereto, and not in substitution therefor, Holder shall be entitled to exercise any one or more of the rights and remedies provided by applicable law. Failure to exercise such option or to pursue such other remedies shall not constitute a waiver of such option or such other remedies or of the right to exercise any of the same in the event of any subsequent Event of Default hereunder.


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         4. Late Charges; Costs and Expenses. In the event Maker fails to fully pay any installment of interest or otherwise fails to repay this Note within five (5) business days of the Maturity Date, Maker agrees to pay Holder, at Holder's option, on demand a late charge of five percent (5%) of the scheduled payment. Holder may, at its option, apply any late payment (either full or partial) in the following manner: first to interest, then to principal, and finally to any late charges.

         5. No Waiver by Holder. No single or partial exercise by Holder of any right hereunder, or under any agreement given as security for this Note or pertaining hereto, shall preclude any other or further exercise thereof or the exercise of any other rights. No delay or omission on the part of Holder in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note.

         6. Interest Not to Exceed Maximum Permitted by Law. This Note and all agreements between Maker and Holder relating hereto are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration or otherwise, shall the amount paid or agreed to be paid to Holder for the use, forbearance or detention of money hereunder exceed the maximum amount permissible under applicable law. If from any circumstance whatsoever fulfillment of any provision hereof, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstance Holder shall ever receive interest, or any thing which might be deemed interest under applicable law, which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal amount owing on account of this Note and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of this Note, such excess shall be refunded to Maker; and if any clause or provision contained in this Note operates or would prospectively operate to invalidate this Note, then such clause or provision only shall be held ineffective as though not herein contained, and the remainder of this Note shall remain operative and in full force and effect. All sums paid or agreed to be paid to Holder for the use, forbearance or detention of the indebtedness of Maker to Holder shall, to the extent permitted by applicable law, be deemed to be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest on account of such indebtedness is uniform throughout the term thereof. The terms and provisions of this paragraph shall control and supersede every other provision of this Note and all other agreements between Maker and Holder.

         7. Date of Performance. Any payment on this Note coming due on a Saturday, a Sunday, or a day which is a legal holiday in the place at which a payment is to be made hereunder shall be made on the next succeeding day which is a business day in such place, and any such extension of the time of payment shall be included in the computation of interest hereunder.

         8. Use of Proceeds. Maker hereby declares, represents and warrants that the proceeds of the indebtedness evidenced hereby will be used only for business purposes.

         9. References. Whenever used herein, the words "Maker" and "Holder" shall be deemed to include their respective successors and assigns.

         10. Governing Law. This Note shall be governed by and construed under and in accordance with the laws of the State of Maryland (but not including the choice of law rules thereof).
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         11. Limitation of Recourse. Holder agrees that no partner or member of
Maker (other than ElderTrust, a Maryland real estate investment trust ("ElderTrust"), the general partner of Maker) will have any personal or corporate liability to Holder with respect to this Note or any obligation or liability arising therefrom or in connection therewith. Holder shall not seek a deficiency judgment against any partner (other than ElderTrust) or member of Maker (in its personal or corporate capacity) or against any officer, director, shareholder, employee, partner or member of a partnership, corporation or limited liability company which is a partner or member in Maker and will not seek or have recourse to the personal or corporate assets of any partner or member of Maker (other than Eldertrust) or of any officer, director, shareholder, employee or partner of a partnership or corporation which is a partner or member in Maker.

         12. Waiver. Maker and all sureties, endorsers, guarantors and any other party now or hereafter liable for the payment of this Note in whole or in part, hereby severally (i) waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices (except any notices which are specifically required by this Note), filing of suit and diligence in collecting this Note or enforcing any of the security herefor; (ii) agree to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable hereon; (iii) agree that the holder hereof shall not be required first to institute suit or exhaust its remedies hereon against Maker or others liable or to become liable hereon or to perfect or enforce its rights against them or any security herefor; (iv) consent to any extensions or postponements of time of payment of this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to any of them; (v) waive the benefit of all homestead and similar exemptions as to this Note; (vi) agree that their liability under this Note shall not be affected or impaired by any determination that any security interest or lien taken by Holder to secure this Note is invalid or unperfected; and (viii) hereby subordinate any and all rights against Maker and any of the security for the payment of this Note, whether by subrogation, agreement or otherwise, until this
Note is paid in full

[SIGNATURE PAGE TO FOLLOW]



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         IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed as of the day and year first hereinabove set forth.

                                                    MAKER:

                                  ET SUB-MERIDIAN LIMITED PARTNERSHIP, L.L.P.

                                  By:    ET Meridian, L.L.C.,
                                         General Partner



                                         By:   /s/ D. Lee McCreary, Jr.
                                               ---------------------------------
                                               D. Lee McCreary, Jr.
                                               Vice President